EXHIBIT 10.5

SECOND AMENDMENT TO THE

CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO THE CONSULTING AGREEMENT (this “Amendment”) is made and entered into on June 30, 2015 by and between Farmland Partners Inc., a Maryland corporation (the “Company”), and Jesse J. Hough, an individual (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Company and the Consultant entered into the Consulting Agreement, dated April 16, 2014, which was amended on April 16, 2015 (as amended, the “Agreement”); and

WHEREAS, the Company and the Consultant desire to amend the Agreement to change Consultant’s compensation.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

1.	FEES. Section 2.2 of the Agreement hereby is amended to change the Annual Fee for the second year of the Initial Term to $120,000.
2.

Agreement Remains in Effect.  Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Chief Financial Officer
COMPANY: Farmland Partners Inc. By: /s/ Luca Fabbri Name: Luca Fabbri Its:Chief Financial Officer	CONSULTANT: Jesse J. Hough By: _/s/ Jesse J. Hough________